Exhibit 99.1

WESTWATER RESOURCES PROVIDES PROGRESS UPDATE ON DEFINITIVE FEASIBILITY STUDY

New Scope Contemplates Increased Production Rates to Address Increased Customer Interest

CENTENNIAL, Colo. – Sept 21, 2021: Westwater Resources Inc. (NYSE American: WWR) (“Westwater” or the “Company”), a battery grade natural graphite development company, today provides an update regarding progress in its Definitive Feasibility Study (“DFS”) for its Coosa Graphite Project’s production facility planned for construction in Kellyton, Alabama.

The Company’s ongoing marketing activities have revealed a rapidly increasing interest in greater amounts of battery-grade graphite for electric vehicles.  As a result, the Company has asked its consultants to evaluate increased production of Coated Spherical Purified Graphite as part of its DFS.  This interest and added scope has the potential to increase the value of the Coosa Graphite Project.  This added scope has resulted in a slight delay in the completion of the DFS.

“We believe ensuring the DFS will accurately reflect increasing market demand is a critical element to the design of the processing facility, and integrating this new information takes time.  As a result, Westwater now expects the DFS to be completed in the fourth quarter of 2021,” said Chris Jones, President and CEO of Westwater. “This additional market interest indicates positive potential for Westwater’s Graphite business.”

In that regard, the Company’s marketing efforts have now engaged with more than 40 potential customers, and have resulted in 15 new non-disclosure agreements with various battery manufacturers, automotive Original Equipment Manufacturers (OEM’s), and battery developers. At this time, 10 samples have been sent to potential customers for testing.  Testing samples for electrical properties and performance is the first step in qualification, and is a critical first step for developing customers for our products.

About Westwater Resources Inc.

Westwater Resources Inc. (NYSE American: WWR) is focused on developing battery-grade graphite. The Company’s primary project is the Coosa Graphite Project — the most advanced natural flake graphite project in the contiguous United States — and the associated Coosa Graphite Deposit located across 41,900 acres (~17,000 hectares) in east-central Alabama. For more information, visit www.westwaterresources.net.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," “scheduled,” and other similar words. Forward looking statements include, among other things, statements concerning the expected completion date of the Definitive Feasibility Study

(DFS) for Westwater’s Coosa Graphite Project production facility.  Westwater cautions that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Westwater; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Westwater’s Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information:  (a) further changes in anticipated demand and specifications of battery-grade graphite resulting in additional changes to the scope of the DFS,  (b) results of testing samples and discussions with potential customers, (c) Westwater’s ability to successfully construct and operate a commercial-scale plant capable of producing battery grade materials in quantities and on schedules consistent with the Coosa Graphite Project business plan; (d) Westwater’s ability to raise additional capital in the future including the ability to utilize existing financing facilities; (e) spot price and long-term contract price of graphite and vanadium; (f) risks associated with our operations and the operations of our partners such as Dorfner Anzaplan and Samuel Engineering, including the impact of COVID-19 and its potential impacts to the capital markets; (g) government regulation of the graphite industry and the vanadium industry; (h) world-wide graphite and vanadium supply and demand, including the supply and demand for energy storage  batteries; (i) unanticipated geological, processing, regulatory and legal or other problems Westwater may encounter in the jurisdictions where Westwater operates or intends to operate, including but not limited to Alabama and Colorado; (j) the ability of Westwater to enter into and successfully close acquisitions or other material transactions; (k) any graphite or vanadium discoveries not being in high-enough concentration to make it economic to extract the minerals;  and (l) new litigation or arbitration.  Except as required by law, Westwater disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Contacts
Westwater Resources, Inc.

Christopher M. Jones, President & CEO
Phone: 303.531.0480
Jeff Vigil, VP Finance & CFO
Phone: 303.531.0481
Email: Info@WestwaterResources.net

Product Sales Contact:
Jay Wago, Vice President – Sales and Marketing
Phone: 303.531.0472
Email: Sales@westwaterresources.net

Investor Relations
Porter, LeVay & Rose
Michael Porter, President
Phone: 212.564.4700
Email: Westwater@plrinvest.com